News Release

Associated closes State Financial acquisition

GREEN BAY, Wis. — Oct. 3, 2005 — Associated Banc-Corp (NASDAQ: ASBC) has completed its acquisition of State Financial Services Corporation (NASDAQ: SFSW), the companies announced today.

The conversion of State Financial’s operating systems to Associated’s platform is scheduled for early November 2005. At that time the banks’ charters will be merged. The combined company will have more than 320 branch offices and more than 350 ATM locations throughout Wisconsin, Illinois and eastern Minnesota.

Associated will send all State Financial shareholders a letter of transmittal within 10 days after the closing. State Financial shareholders will return that form and will get their Associated shares within approximately two weeks.

State Financial Bank currently has 29 full-service office locations in southeastern Wisconsin and northeastern Illinois.

Associated Banc-Corp offers a full range of traditional banking services and a variety of other financial products and services, with the No. 1 branch distribution position in most of its key markets. Associated has been named a Mergent Dividend Achiever based on its 34-year history of dividend increases, is a member of the Forbes Global 2000, and has been a leading Small Business Administration lender for many years. More information about Associated Banc-Corp is available at www.AssociatedBank.com.

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Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “believes,” “anticipates” or “expects,” or words of similar import. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, among others, State Financial’s and Associated’s ability to complete the merger in a timely manner or at all, the risk that the business of State Financial will not be integrated successfully into Associated, the risk that the cost savings from the merger may not be fully realized or may take longer to realize than expected, and other factors discussed in the filings of Associated and State Financial with the Securities and Exchange Commission. Investors should consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

CONTACTS:
Associated Banc-Corp
Investors:
        Joe Selner, Chief Financial Officer, 920-491-7120
Media:
      Cindy Moon-Mogush, Corporate Communications, 920-431-8034